Exhibit 99.1

Contact:	John Haudrich (investors), 314-656-5375
Brian Peura (investors), 314-656-5696
Tom Lange (media), 314-656-5369
Mylene Labrie (Canada), 514-864-5103
www.smurfit-stone.com

SMURFIT-STONE REPORTS SECOND QUARTER 2008 RESULTS

•            Adjusted net loss of $0.12 per share reflects higher energy, freight and chemical costs

•            Announced price initiatives to offset cost inflation and restore margins

•            Company expects improved sequential results in third quarter 2008

	2Q 2008	1Q 2008	2Q 2007
Net income (loss) available to common stockholders per diluted share	$(0.16)	$(0.06)	$(0.02)
Non-cash foreign currency exchange (gains) losses - Canadian dollar	0.02	(0.06)	0.08
Restructuring charges	0.02	0.01	0.01
Loss on early extinguishment of debt	—	—	0.01
Other	—	0.02	(0.02)
Adjusted net income (loss) available to common stockholders per diluted share	$(0.12)	$(0.09)	$0.06

CREVE COEUR, Mo., and CHICAGO, July 28, 2008 — Smurfit-Stone Container Corporation (NASDAQ: SSCC) today reported a second quarter 2008 adjusted net loss of $31 million, or $0.12 per diluted share.  Results compare to adjusted net income of $15 million, or $0.06 per share, in the second quarter 2007 and an adjusted net loss of $24 million, or $0.09 per share, in the first quarter 2008.  Adjusted net income (loss) reflects adjustments to net income (loss) available to common stockholders per diluted share, as detailed in the chart above.

Sales of $1.8 billion for the second quarter 2008 were comparable to both the prior year quarter and first quarter 2008.

Commenting on the company’s second quarter performance, Patrick J. Moore, chairman and CEO, said, “We are seeing unprecedented cost inflation. As a result, our second quarter earnings were negatively impacted by higher-than-expected commodity costs including energy, freight and chemicals. We are raising our selling prices to offset this higher cost inflation, restore profit margins, and improve cash flow in the second half of 2008. In addition, I am pleased with the excellent progress we are making on our transformation plan. We remain on track to complete this program and realize $525 million in cumulative savings this year.”

Second quarter operating highlights

•                  $55 per ton containerboard and corresponding box price increases announced

•                  Per-day US box shipments increased 0.7 percent sequentially

•                  Significantly higher cost inflation impacted operating profit $47 million compared to first quarter 2008

•                  Announced permanent closure of Snowflake, AZ, containerboard machine

•                  5 box plant closures completed or announced year-to-date

•                  Reduced headcount by 150 in second quarter; 5,725 since 2005

Commenting on second quarter operations, Steven J. Klinger, president and COO, said:  “Given sequentially higher box shipments and lower mill production due to additional maintenance downtime, we ended the second quarter with record low containerboard inventories. While our average domestic linerboard and box prices were essentially flat with the first quarter, we are implementing price increases for both products starting in July.”

Smurfit-Stone’s per-day US box shipments increased 0.7 percent from the first quarter but were down 5 percent year-over-year. When adjusted to exclude the impact of box plant closures and efforts to improve low margin accounts, shipments were down 3 percent year-over-year. Adjusted shipments compare favorably to the overall US market, which declined 3.7 percent as reported by the Fibre Box Association.

“Sharply higher cost inflation impacted our operating profits by $47 million, or $0.11 per share, compared to the first quarter, primarily due to higher energy and freight costs,” Klinger said. “Despite higher costs, we made continued progress transforming our operations in the second quarter. We announced the closure of the Snowflake mill paper machine effective in October. Since July 2005, we have closed 29 box plants and 4 additional plant closures have been announced. Our new box plant in the Chicago area commenced operations in the second quarter and we expect the new Los Angeles plant will be operational in the third quarter. Our transformation efforts reduced headcount by 150 positions in the second quarter and by 5,725, or 22 percent, since 2005.  Overall, our transformation efforts remain on track.”

Second quarter financial highlights

Commenting on the company’s financial position, Charles A. Hinrichs, senior vice president and CFO said, “Reflecting significant cost inflation and higher capital spending, our debt increased in the second quarter. However, we expect to generate positive free cash flow in the second half of 2008 as we raise our selling prices and achieve additional benefits from our strategic initiatives. As a result, we are comfortable with our liquidity and expect to remain in compliance with our financial covenants in 2008.”

Outlook – improved financial performance

Higher average selling prices and increased mill production, due to less maintenance downtime, should drive sequentially higher earnings in the third quarter of 2008, despite continued cost inflation. Commenting on Smurfit-Stone’s outlook, Moore said, “Our earnings in the first half of 2008 were impacted by unprecedented cost inflation and a slow economy. Facing these challenges, the company is taking action to drive profitable growth and restore margins. We are aggressively implementing our previously announced $55 per ton containerboard and corresponding box price increases. Furthermore, we expect additional savings as we complete our transformation program. Longer term, we will leverage one of the most modern converting operations and our productive mill system to improve profitability and build shareholder value.”

Smurfit-Stone management will discuss the company’s financial performance at 9:00 a.m. ET on Tuesday, July 29, 2008, via a live webcast and teleconference.   Participants can join the presentation by linking to the webcast through the investor page of the company’s website at www.smurfit-stone.com or by calling (866) 393-7299 (no passcode) at least 10 minutes prior to the commencement of the presentation.  The presentation will be archived on the company’s website for subsequent viewing.

# # #

Smurfit-Stone Container Corporation (NASDAQ: SSCC) is the industry’s leading integrated containerboard and corrugated packaging producer and is one of the world’s largest paper recyclers.  The company is a member of the World Business Council for Sustainable Development, the Sustainable Forestry Initiative®, and the Chicago Climate Exchange.  Smurfit-Stone generated revenue of $7.4 billion in 2007, has led the industry in safety every year since 2001, and conducts its business in compliance with the environmental, health, and safety principles of the American Forest & Paper Association.

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, continued pricing pressures in key product lines, seasonality and higher recycled fiber and energy costs, as well as other risks and uncertainties described in the company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated from time to time in the company’s Securities and Exchange Commission filings. In this press release, certain non-U.S. GAAP financial information is presented. A reconciliation of that information to U.S. GAAP financial measures and additional disclosure regarding our use of non-GAAP financial measures are included in the attached schedules.

2

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED BALANCE SHEETS

(In millions)

	June 30,	December 31,
	2008	2007
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$9	$7
Receivables, net	184	170
Retained interest in receivables sold (Note 1)	288	249
Inventories	565	540
Prepaid expenses and other current assets	50	36
Total current assets	1,096	1,002

Net property, plant and equipment	3,481	3,454
Timberland, less timber depletion	32	32
Goodwill	2,727	2,727
Other assets	154	172

	$7,490	$7,387

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of long-term debt	$11	$11
Accounts payable	615	582
Accrued compensation and payroll taxes	176	193
Interest payable	65	66
Income taxes payable	14	10
Current deferred income taxes	21	21
Other current liabilities	114	106
Total current liabilities	1,016	989

Long-term debt, less current maturities	3,561	3,348
Other long-term liabilities	789	834
Deferred income taxes	292	361

Stockholders’ equity
Preferred stock	99	97
Common stock	3	3
Additional paid-in capital	4,078	4,066
Retained earnings (deficit)	(2,114)	(2,058)
Accumulated other comprehensive income (loss)	(234)	(253)
Total stockholders’ equity	1,832	1,855

	$7,490	$7,387

Note 1:   At June 30, 2008 and December 31, 2007, $681 million and $656 million, respectively, of receivables had been sold under two accounts receivable programs, of which the company retained a subordinated interest.  The off-balance sheet debt related to the two accounts receivable programs totaled $393 million and $422 million, respectively, as of those dates. See our Annual Report on Form 10-K for the year ended December 31, 2007 for a further description of these programs.

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months ended June 30,
	2008	2007	2008	2007

Net sales	$1,835	$1,870	$3,630	$3,694
Costs and expenses
Cost of goods sold	1,659	1,609	3,242	3,219
Selling and administrative expenses	157	164	348	333
Restructuring expense	9	10	13	34
Gain on disposal of assets	(1)		(4)
Income from operations	11	87	31	108
Other income (expense)
Interest expense, net	(61)	(73)	(124)	(147)
Loss on early extinguishment of debt		(5)		(28)
Foreign currency exchange gains (losses)	(4)	(20)	11	(25)
Other, net	(3)	7	(6)	2
Loss before income taxes	(57)	(4)	(88)	(90)
Benefit from income taxes	20	2	38	36
Net loss	(37)	(2)	(50)	(54)
Preferred stock dividends and accretion	(3)	(3)	(6)	(6)
Net loss available to common stockholders	$(40)	$(5)	$(56)	$(60)

Basic and diluted earnings per common share
Net loss available to common stockholders	$(.16)	$(.02)	$(.22)	$(.23)

Weighted average shares outstanding	257	256	257	256

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	June 30,
	2008	2007

Cash flows from operating activities
Net loss	$(50)	$(54)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities
Loss on early extinguishment of debt		28
Depreciation, depletion and amortization	175	181
Amortization of deferred debt issuance costs	4	4
Deferred income taxes	(73)	(46)
Pension and postretirement benefits	(12)	(24)
Gain on disposal of assets	(4)
Non-cash restructuring expense	2	4
Non-cash stock-based compensation	9	12
Non-cash foreign currency exchange (gains) losses	(11)	25
Change in current assets and liabilities, net of effects from acquisitions and dispositions
Receivables and retained interest in receivables sold	(52)	(51)
Inventories	(25)	(6)
Prepaid expenses and other current assets	(8)	2
Accounts payable and accrued liabilities	36	1
Interest payable		(12)
Other, net	1	7

Net cash provided by (used for) operating activities	(8)	71

Cash flows from investing activities
Expenditures for property, plant and equipment	(207)	(171)
Proceeds from property disposals	8	37

Net cash used for investing activities	(199)	(134)

Cash flows from financing activities
Proceeds from long-term debt		675
Net borrowings (repayments) of long-term debt	213	(576)
Debt repurchase premiums		(23)
Preferred dividends paid	(4)	(4)
Proceeds from exercise of stock options		1
Deferred debt issuance costs		(7)

Net cash provided by financing activities	209	66

Increase in cash and cash equivalents	2	3
Cash and cash equivalents
Beginning of period	7	9

End of period	$9	$12

SMURFIT-STONE CONTAINER CORPORATION

SELECTED FINANCIAL HIGHLIGHTS

(In millions, except per share data)

(Unaudited)

	2008			2007
	1st Qtr	2nd Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net sales	$1,795	$1,835	$3,630	$1,824	$1,870	$1,885	$1,841	$7,420

Containerboard and corrugated containers segment operating profit	$108	$74	$182	$102	$162	$182	$158	$604
Interest expense, net	(63)	(61)	(124)	(74)	(73)	(73)	(65)	(285)
Corporate expenses	(48)	(48)	(96)	(44)	(46)	(44)	(43)	(177)
Other income (expense), net	(28)	(22)	(50)	(70)	(47)	(114)	13	(218)
Pre-tax income (loss) from operations	$(31)	$(57)	$(88)	$(86)	$(4)	$(49)	$63	$(76)

Net income (loss) available to common stockholders	$(16)	$(40)	$(56)	$(55)	$(5)	$(96)	$41	$(115)
Net income (loss) available to common stockholders per diluted share	$(0.06)	$(0.16)	$(0.22)	$(0.21)	$(0.02)	$(0.38)	$0.16	$(0.45)

Adjusted net income (loss) per diluted share	$(0.09)	$(0.12)	$(0.21)	$(0.09)	$0.06	$0.11	$0.09	$0.17
Adjusted EBITDA	$121	$109	$230	$135	$206	$217	$197	$755

Depreciation, depletion and amortization	$87	$88	$175	$88	$93	$91	$88	$360
Capital expenditures	$94	$113	$207	$96	$75	$97	$116	$384

Pension contributions	$20	$12	$32	$31	$36	$48	$14	$129

Total reported debt	$3,481	$3,572	$3,572	$3,739	$3,734	$3,406	$3,359	$3,359

SMURFIT-STONE CONTAINER CORPORATION

STATISTICAL INFORMATION

	2008			2007
	1st Qtr	2nd Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Containerboard System
North American Mill Operating Rates (Containerboard Only)	100.0%	99.0%	99.5%	97.1%	98.1%	100.0%	99.8%	99.2%

North American Containerboard Production - M Tons	1,784	1,767	3,551	1,813	1,851	1,893	1,779	7,336
Year over Year Avg. Domestic Linerboard Price Change	7.5%	6.2%	6.8%	12.8%	3.1%	-0.2%	7.8%	4.9%
Sequential Avg. Domestic Linerboard Price Change	-0.5%	-0.6%	N/A	-0.3%	0.6%	1.6%	5.7%	N/A

Pulp Production - M Tons	123	136	259	145	134	149	146	574
SBS/Bleached Board Production - M Tons	33	29	62	78	82	76	33	269
Kraft Paper Production - M Tons	43	44	87	46	47	39	45	177

Corrugated Containers
North American Shipments - BSF	17.6	18.1	35.7	19.0	18.9	18.5	17.9	74.3
Per Day North American Shipments -MMSF	279.1	283.0	281.1	296.7	299.3	293.7	295.0	296.2
Year over Year Avg. Corrugated Price Change	4.7%	3.6%	4.1%	6.9%	3.3%	0.6%	3.5%	3.5%
Sequential Avg. Corrugated Price Change	1.2%	-0.3%	N/A	0.1%	0.7%	0.3%	2.4%	N/A

Fiber Reclaimed and Brokered - M tons	1,716	1,677	3,393	1,721	1,679	1,688	1,754	6,842

SMURFIT-STONE CONTAINER CORPORATION

EBITDA, As Defined Below

(In millions)

(Unaudited)

	2008			2007
	1st Qtr	2nd Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net income (loss)	$(13)	$(37)	$(50)	$(52)	$(2)	$(93)	$44	$(103)
(Benefit from) provision for income taxes	(18)	(20)	(38)	(34)	(2)	44	19	27
Interest expense, net	63	61	124	74	73	73	65	285
Depreciation, depletion and amortization	87	88	175	88	93	91	88	360
EBITDA	119	92	211	76	162	115	216	569
Receivables discount expense	6	4	10	7	9	7	4	27
Restructuring (income) charges	4	9	13	24	10	11	(29)	16
Non-cash foreign currency exchange (gains) losses	(15)	4	(11)	5	20	22	5	52
Litigation charges	8	—	8
Loss on early extinguishment of debt	—		—	23	5	1	—	29
(Gain) loss on sale of assets	(1)	—	(1)	—	—	64	1	65
Pension curtailment	—	—	—	—	—	(3)	—	(3)
Adjusted EBITDA	$121	$109	$230	$135	$206	$217	$197	$755

“EBITDA” is defined as net income (loss) before (benefit from) provision for income taxes, interest expense, net and depreciation, depletion and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted as indicated above. EBITDA and Adjusted EBITDA are non-GAAP financial measures. See disclosure following regarding the use of non-GAAP financial measures.

SMURFIT-STONE CONTAINER CORPORATION

ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE

(In Millions, Except Per Share Data)

(Unaudited)

	2008			2007
	1st Qtr	2nd Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net income (loss) available to common stockholders (GAAP)	$(16)	$(40)	$(56)	$(55)	$(5)	$(96)	$41	$(115)
Loss on early extinguishment of debt, net of income taxes	—	—	—	14	3	—	—	17
Non-cash foreign currency exchange (gains)/losses	(15)	4	(11)	5	20	22	5	52
(Gain) loss on sale of assets, net of income tax	(1)	—	(1)	—	—	97	—	97
Restructuring (income) charges, net of income taxes	3	5	8	14	1	7	(18)	4
Litigation charges, net of income taxes	5	—	5	—	—	—	—	—
Pension curtailment, net of income taxes	—	—	—	—	—	(2)	—	(2)
Resolution of a prior year income tax matter	—	—	—	—	(4)	—	—	(4)
Reduction in Canadian statutory income tax rates	—	—	—	—	—	—	(5)	(5)
Adjusted net income (loss) available to common stockholders (Note 1)	$(24)	$(31)	$(55)	$(22)	$15	$28	$23	$44

	2008			2007
	1st Qtr	2nd Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net income (loss) per diluted share available to common stockholders (GAAP)	$(0.06)	$(0.16)	$(0.22)	$(0.21)	$(0.02)	$(0.38)	$0.16	$(0.45)
Loss on early extinguishment of debt	—	—	—	0.05	0.01	—	—	0.07
Non-cash foreign currency exchange (gains)/losses	(0.06)	0.02	(0.04)	0.02	0.08	0.09	0.02	0.20
(Gain) loss on sale of assets	—	—	—	—	—	0.38	—	0.38
Restructuring (income) charges	0.01	0.02	0.03	0.05	0.01	0.03	(0.07)	0.02
Litigation charges	0.02	—	0.02	—	—	—	—	—
Pension curtailment	—	—	—	—	—	(0.01)	—	(0.01)
Resolution of a prior year income tax matter	—	—	—	—	(0.02)	—	—	(0.02)
Reduction in Canadian statutory income tax rates	—	—	—	—	—	—	(0.02)	(0.02)
Adjusted net income (loss) per diluted share available to common stockholders (Note 1)	$(0.09)	$(0.12)	$(0.21)	$(0.09)	$0.06	$0.11	$0.09	$0.17

Note 1: Exclusive of loss on early extinguishment of debt, non-cash foreign currency (gain) loss, (gain) loss on sale of assets, restructuring charges, litigation charges, pension curtailment, resolution of a prior year income tax matter and reduction in Canadian statutory income tax rate. Adjusted net income (loss) available to common stockholders and adjusted net income (loss) per diluted share available to common stockholders are non-GAAP financial measures. See disclosure following regarding the use of non-GAAP financial measures.

SMURFIT-STONE CONTAINER CORPORATION

NON-GAAP FINANCIAL MEASURES

We measure our performance primarily through our operating profit.  In addition to our audited consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management uses certain non-GAAP financial measures, including “EBITDA,” “adjusted EBITDA” and “adjusted net income (loss) per diluted share available to common stockholders” to measure our operating performance.  We provide a definition of the components of these measurements and reconciliation to the most directly comparable GAAP financial measure.

These non-GAAP measures are considered by our Board of Directors and management as a basis for measuring and evaluating our overall operating performance.  They are presented to enhance an understanding of our operating results and are not intended to represent cash flow or results of operations.  The use of these non-GAAP measures provides an indication of our ability to service debt and we consider them appropriate measures to use because of our highly leveraged position.  We believe these non-GAAP measures are useful in evaluating our operating performance compared to other companies in our industry, and are beneficial to investors, potential investors and other key stakeholders, including analysts and creditors who use these measures in their evaluations of our performance.

EBITDA has certain material limitations associated with its use as compared to net income.  These limitations are primarily due to the exclusion of certain amounts that are material to our consolidated results of operations, such as interest expense, income tax expense and depreciation and amortization.  In addition, EBITDA may differ from the EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered a measure of discretionary cash available to us to invest in our business and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA only as supplemental measures of our operating results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.  The EBITDA presentation includes a reconciliation to net income which we believe is clear and useful to our stakeholders.  A further reconciliation to adjusted EBITDA excludes certain unusual or non-recurring items, and presents a more accurate picture of our operating performance.

We use adjusted EBITDA to provide meaningful supplemental information regarding our operating performance and profitability by excluding from EBITDA certain unusual or nonrecurring items that we believe are not indicative of our ongoing operating results as follows:

•                  Loss on Early Extinguishment of Debt – which represents unamortized deferred debt issuance cost or call premiums charged to expense in connection with our financing activities.

•                  Non-Cash Foreign Currency Gain or Loss – which is recorded in connection with fluctuations in the Canadian dollar. The functional currency for our Canadian operations is the U.S. dollar.  Fluctuations in Canadian dollar-denominated monetary assets and liabilities result in non-cash gains or losses.

•                  Gain or Loss on Sale of Assets – related to significant transactions which occur on an infrequent basis.

•                  Receivables Discount Expense – which is recorded in connection with our accounts receivable securitization program and is considered a financing activity similar to interest expense that is added back in our presentation of adjusted EBITDA in a manner consistent with our interest expense.

•                  Restructuring Charges – which consist primarily of facility closures and other headcount reductions.  A significant amount of these restructuring charges are non-cash charges related to the write-down of property, plant and equipment to estimated net realizable value.  We exclude these restructuring charges to more clearly reflect our ongoing operating performance.

•                  Litigation Charges - related to significant legal matters which occur on an infrequent basis.

•                  Pension Curtailment – which occur on an infrequent basis.

We also use the non-GAAP measure “adjusted net income (loss) per diluted share available to common stockholders.”  Management believes this non-GAAP financial measure provides investors, potential investors, security analysts and others with useful information to evaluate the performance of the business because it excludes gains and losses and charges that management believes are not indicative of the ongoing operating results of the business.  In addition, this non-GAAP financial measure is used by management to evaluate our operating performance for the same reasons as detailed above in the description of the related components excluded from EBITDA to arrive at adjusted EBITDA.